DigitalBridge to Acquire AMP Capital’s Global Infrastructure Equity
Investment Management Business

Acquisition to Enhance DigitalBridge’s Capabilities in Complementary Mid-Market Segment

Transaction will be Immediately Accretive to Earnings and Increase 2022 Guidance

BOCA RATON, Fla. – April 27, 2022 – DigitalBridge Group, Inc. (NYSE: DBRG) today announced that an affiliate, DigitalBridge Investments, LLC (collectively “DigitalBridge”), has agreed to acquire AMP Capital’s global infrastructure equity investment management business, part of its Collimate Capital subsidiary, (the ‘Business’) in a transaction valued at $328 million*, comprising upfront payments for the management platform, fund sponsor investments, and retained performance fees, plus potential contingent payments based on certain future performance thresholds. AMP Capital’s international infrastructure equity platform comprises four investment funds with $5.5 billion* in fee-earning assets under management, including the $3.4 billion Global Infrastructure Fund II (“GIF II”) and $1.4 billion Global Infrastructure Fund I (“GIF I”).

Strategic and financial benefits of the transaction include:
•Advances ‘Full Stack’ digital infrastructure capabilities: the Business fits strategically alongside DigitalBridge’s flagship value-add digital infrastructure equity franchise, positioning the firm to capitalize on smaller, high-return mid-market investment opportunities.
•High-caliber plug-and-play investment team: The experienced investment team will operate as a new, distinct business unit within the DigitalBridge investment management platform, augmenting DigitalBridge’s industry-leading team of digital infrastructure professionals with a shared focus on generating attractive long-term risk-adjusted returns.
•Accretive transaction lifts guidance: Upon closing, 2022 projected run-rate fee related earnings (“FRE”) from the DigitalBridge IM platform is expected to increase at the midpoint by approximately 20% over prior guidance. Upon closing, the Business is expected to be immediately accretive to DigitalBridge’s after-tax income per share of Class A common stock.

“This transaction represents a unique opportunity to extend our leadership in digital investment management,” said Marc Ganzi, Chief Executive Officer of DigitalBridge. “In addition to accelerating and scaling the growth of our platform, we are empowering a team of high-caliber investment professionals who share our commitment to delivering strong long-term returns for investors and have significant experience investing in the value-added mid-market infrastructure segment directly adjacent to our flagship equity business. The Business will deliver immediate financial benefits and growth potential, as we aim to enhance our ability to meet and exceed our near- and medium-term business goals.”

A supplemental investor presentation outlining key deal and financial terms of the transaction is available on the Shareholders section of the DigitalBridge website and will be furnished as an exhibit to a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. The transaction is expected to close before the end of the year, subject to customary regulatory approvals.

About DigitalBridge

DigitalBridge (NYSE: DBRG) is a leading global digital infrastructure firm. With a heritage of over 25 years investing in and operating businesses across the digital ecosystem including cell towers, data centers, fiber, small cells, and edge infrastructure, the DigitalBridge team manages a $45 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders. Headquartered in Boca Raton, DigitalBridge has key offices in New York, Los Angeles, London, and Singapore. For more information, visit: www.digitalbridge.com

* Assumes FX Rate AUD/USD 0.7162

Cautionary Statement regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, whether the Company’s acquisition of the Business will be completed within the time frame and on the terms anticipated or at all, whether the Company will realize any of the anticipated benefits from the transaction, whether the acquired funds will realize returns and the Business will continue to grow at the rate anticipated, and other risks and uncertainties, including those detailed in DigitalBridge’s Annual Report on Form 10-K for the year ended December 31, 2021, and its other reports filed from time to time with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect DigitalBridge’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. DigitalBridge cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. DigitalBridge is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and DigitalBridge does not intend to do so.

Contacts:

Private Investors:
Kevin Smithen
Chief Commercial and Strategy Officer
kevin.smithen@digitalbridge.com
(646) 883-2846

Public Investors:
Severin White
Managing Director, Head of Public Investor Relations
(212) 547-2777
severin.white@digitalbridge.com

Media:
Jon Keehner / Aura Reinhard
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
DBRG-jf@joelefrank.com